UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2017

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504
1-1822	Laclede Gas Company 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On April 11, 2017, Spire Inc. (NYSE: SR) announced that its Laclede Gas Company (LGC) and Missouri Gas Energy (MGE) utilities each filed a general rate case with the Missouri Public Service Commission (MoPSC) proposing an increase in base rates, reflecting recovery of system investments and operating costs necessary to maintain the safety and reliability of their natural gas distribution system as well as to support enhancements to customer service. The news releases are attached as Exhibits 99.1 and 99.2 and are incorporated herein by reference.
The information disclosed in this Item 7.01, including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.
Item 8.01 Other Events.
Spire Inc. announced today that LGC and MGE each filed a general rate case with the MoPSC for an increase in base rates, reflecting recovery of system investments and operating costs necessary to maintain the safety, reliability and high service levels of their natural gas distribution systems.
LGC’s request, if approved, represents a net base rate increase of $28.5 million. LGC is already recovering $29.5 million from customers through the Infrastructure System Replacement Surcharge (ISRS), resulting in a total base rate increase request of $58.1 million. The proposed rates are calculated on a filed rate base of $1,232 million.
MGE’s request, if approved, represents a net base rate increase of $37.0 million. MGE is already recovering $13.4 million from customers through ISRS, resulting in a total base rate increase request of $50.4 million. The proposed rates are calculated on a filed rate base of $793 million.
The combined rate base, totaling $2.0 billion, has increased by 34 percent since the utilities’ last general rate filing test years ended September 30, 2012 for LGC and April 30, 2013 for MGE, reflecting the significant investment made in infrastructure upgrades and IT as well as other system investments. The filings also include, among other things, proposed changes to rate designs and other mechanisms to modernize and simplify the rate setting process and to align the practices between LGC and MGE, as well as the cash recovery of certain regulatory assets, such as funding of retirement plans and the deferred costs of integration.
Both filings use a Laclede Gas Company common equity ratio of 57.2% and a 10.35% return on equity. We anticipate that certain measures, such as rate base, capital structure and operating costs will be updated over the course of the rate proceedings.
In accordance with Missouri law, the MoPSC has 11 months to consider these filings.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 News release for Laclede Gas Company dated April 11, 2017.
99.2 News release for Missouri Gas Energy dated April 11, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.

Date: April 11, 2017	By:	/s/ Steven P. Rasche
Steven P. Rasche Executive Vice President and Chief Financial Officer

Laclede Gas Company

Date: April 11, 2017	By:	/s/ Steven P. Rasche
Steven P. Rasche Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release for Laclede Gas Company dated April 11, 2017.

99.2	News release for Missouri Gas Energy dated April 11, 2017.